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                             FIRST AMENDMENT TO       EXHIBIT 10.2
                            EMPLOYMENT AGREEMENT

     This FIRST AMENDMENT to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of April 23, 1999 (the "Agreement"), by and among Energy East Corporation, a New York corporation ("Energy East"), Connecticut Energy Corporation, or its successor, (the "Company") and J.R. Crespo (the "Executive") is dated as of July 15, 1999. Capitalized terms used and not defined herein shall have the meanings given to them in the Agreement.

     Energy East has entered into an Agreement and Plan of Merger dated as of June 29, 1999, with CTG Resources, Inc. ("CTG") and Oak Merger Co. (the "CTG Merger Agreement") pursuant to which CTG will merge with Oak Merger Co. to become a subsidiary of Energy East (the "CTG Merger"), and an Employment Agreement with Arthur C. Marquardt and CTG dated as of June 29, 1999 (the "Marquardt Agreement"), pursuant to which Mr. Marquardt will serve as, among other things, the President of XENERGY Enterprises, Inc. ("Xenergy") beginning upon the Effective Time of the CTG Merger (as defined in the CTG Merger Agreement) and as Chief Executive Officer of Xenergy beginning on or before the first anniversary of the Effective Time of the CTG Merger.

     In recognition of the foregoing, Energy East, the Company and the Executive desire to amend the Agreement as set forth below.

        1. Subject to Section 2 of this Amendment, Section 4 of the Agreement is hereby amended to read in its entirety as follows:

               4. POSITION AND DUTIES. (a) The Executive shall serve as Chairman, Chief Executive Officer, and President of the Company and
        EE Enterprises, and as Chairman of Xenergy, and shall also serve as an officer of Energy East with the title of Vice Chairman. The Executive shall be a member of Energy East's senior management team and shall have the executive management responsibility for, and authority over, Energy East's gas distribution businesses in the New England states, and Xenergy and EE Enterprises. In addition, if Arthur C. Marquardt has not become the Chief Executive Officer of Xenergy by the beginning of the Term, the Executive shall serve as Chief Executive Officer of Xenergy until Mr. Marquardt assumes that position (or if sooner, until the end of the Term). In addition, beginning on the later of the first day of the Term and the Effective Time of the CTG Merger, until the end of the Term, the Executive shall serve as Chairman of the Board of Directors of CTG. Finally, if the Effective Time of the CTG Merger (as defined in the CTG Merger Agreement) has not occurred as of the beginning of the Term, the Executive shall also serve as President of Xenergy until the Effective Time of the CTG Merger (or if sooner, until the end of the Term).

               (b) The Executive shall have such responsibilities, duties and authority that are consistent with such positions as may from time to time be assigned to the Executive by the Chairman of the Board. The Executive shall devote

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        substantially all his working time and efforts to the business and affairs of Energy East, the Company, EE Enterprises, Xenergy and their affiliates; provided, however, that the Executive may also serve on the boards of directors or trustees of other non-affiliated companies and organizations, as long as such service does not substantially interfere with the performance of his duties hereunder or violate his obligations under Section 10 hereof.

               (c) While the Executive is employed pursuant to this Agreement, he shall also be nominated to serve as a member of the Board, and if elected as such a member, shall serve as a member of the Board. Upon the termination of his employment hereunder for any reason, he shall immediately resign from such position.

        2. Notwithstanding any other provision of this Amendment, if the CTG Merger Agreement is terminated without consummation of the CTG Merger or if the Marquardt Agreement becomes null and void before the Effective Time of the CTG Merger, then the provisions of Section 1 above shall be null and void AB INITIO and instead Section 4 of the Agreement shall be hereby amended to read in its entirety as follows:

               4. POSITION AND DUTIES. (a) The Executive shall serve as Chairman, Chief Executive Officer, and President of the Company and
        EE Enterprises, and as Chairman, Chief Executive Officer and President of Xenergy, and shall also serve as an officer of Energy East with the title of Vice Chairman. The Executive shall be a member of Energy East's senior management team and shall have the executive management responsibility for, and authority over, Energy East's gas distribution businesses in the New England states, and Xenergy and EE Enterprises.

               (b) The Executive shall have such responsibilities, duties and authority that are consistent with such positions as may from time to time be assigned to the Executive by the Chairman of the Board. The Executive shall devote substantially all his working time and efforts to the business and affairs of Energy East, the Company, EE Enterprises, Xenergy and their affiliates; provided, however, that the Executive may also serve on the boards of directors or trustees of other non-affiliated companies and organizations, as long as such service does not substantially interfere with the performance of his duties hereunder or violate his obligations under Section 10 hereof.

               (c) While the Executive is employed pursuant to this Agreement, he shall also be nominated to serve as a member of the Board, and if elected as such a member, shall serve as a member of the Board. Upon the termination of his employment hereunder for any reason, he shall immediately resign from such position.

        3. The Agreement is in all other respects ratified and confirmed without amendment.


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        IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


                                           ENERGY EAST CORPORATION


                                           /S/ Kenneth M. Jasinski
                                           ------------------------------
                                           By: Name:  Kenneth M. Jasinski
                                               Title  Executive Vice President
                                                      and General Counsel

                                           CONNECTICUT ENERGY CORPORATION

                                           /s/ Samuel W. Bowlby
                                           ------------------------------
                                           By  Samuel W. Bowlby
                                               Vice President, General
                                               Counsel and Secretary

                                           EXECUTIVE

                                           /s/ J.R. Crespo
                                           ------------------------------
                                           J.R. CRESPO


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